Exhibit 99.1

News Release

For Immediate Release	CONTACT:
Bill Newbould
(610) 558-9800

ENDO PHARMACEUTICALS REPORTS
FIRST QUARTER FINANCIAL RESULTS

CHADDS FORD, Pa., April 21, 2005 — Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a specialty pharmaceutical company with market leadership in pain management, today reported financial results for the three months ended March 31, 2005.

Net sales were $137.8 million compared with $153.5 million in the first quarter of 2004. Net income for the three months ended March 31, 2005 was $13.8 million compared with $41.2 million in the comparable 2004 period. As detailed in the Supplemental Financial Information below, adjusted net income for the three months ended March 31, 2005 was $26.3 million compared with $43.5 million in 2004.

Diluted earnings per share for the three months ended March 31, 2005 were $0.10 compared with $0.31 in 2004. As detailed in the Supplemental Financial Information below, adjusted diluted earnings per share for the three months ended March 31, 2005 were $0.20 compared with $0.33 in the same period of 2004.

“The decrease in our net sales compared with the prior year period is attributable to the competition we expected to our generic products,” said Carol A. Ammon, chairman and chief executive officer. “In addition, during the first quarter of 2005, Lidoderm® net sales were essentially unchanged from the prior year period due to certain of our customers reducing their inventory levels. We experienced a similar de-stocking of Lidoderm® in the second quarter of 2004, when certain of our customers reduced their inventories.

“The prescription demand for Lidoderm® remains strong,” Ammon added. “We estimate the prescription demand for Lidoderm® in the first quarter of 2005 to be approximately $93 million, with a 41% growth in prescriptions compared with the first quarter of 2004. For the full year 2005, we continue to expect net sales of Lidoderm® to be approximately $390 to $400 million. With the ongoing launches of Frova® and DepoDurTM, the strong prescription demand for Lidoderm®, the addition in the first quarter to our pipeline of the topical ketoprofen patch and the transdermal sufentanil patch as well as the advancement of our pipeline, we believe we are well positioned for the future.”

During the first quarter of 2005, the company entered into license agreements for the right to develop and commercialize both a topical ketoprofen patch and a transdermal sufentanil patch. Each required an upfront payment of $10 million, for a total of $20 million, which was expensed as research and development in the first quarter of 2005.

The company reiterated its guidance for 2005 and continues to expect net sales in 2005 to be approximately $650 to $660 million. Net sales of Frova® in 2005 are estimated to be approximately $45 to $50 million. Net sales of DepoDur™ in 2005 are estimated to be approximately $12 to $15 million. The company continues to estimate adjusted earnings per share for 2005 to be approximately $1.13 to

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$1.15 which excludes estimated upfront and milestone payments to partners. Of course, there can be no assurance of Endo achieving these results. The company’s guidance does not reflect the impact of stock compensation charges. Nor does Endo’s 2005 guidance reflect the launch of its generic transdermal fentanyl patch or its generic extended-release oxycodone tablets.

Use of Non-GAAP Measures — Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share:

Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share are non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Endo refers to these non-GAAP financial measures in making operating decisions because it believes they provide meaningful supplemental information regarding the company’s operational performance. For instance, Endo believes that these non-GAAP financial measures facilitate its internal comparisons to its historical operating results and comparisons to competitors’ results. The company includes these non-GAAP financial measures in its earnings announcements because it believes they are useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting at this time. Further, Endo believes that these non-GAAP financial measures may be useful to investors as it is aware that certain of its significant stockholders utilize these measures to evaluate its financial performance. Finally, these measures are considered by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this earnings announcement to their most directly comparable GAAP financial measures as provided with the financial statements included in this press release and are encouraged to read the definition of Consolidated EBITDA and the description of the reconciling items at the end of this press release.

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Supplemental Financial Information

A reconciliation of net income as determined by GAAP to adjusted net income for the three months ended March 31, 2005 and March 31, 2004 is as follows:

	(Unaudited)
	Three Months Ended
	March 31,
	2005	2004
	(in thousands,
	except per share data)
GAAP net income	$13,815	$41,174
Add: Income tax	8,275	25,307

GAAP income before income tax	22,090	66,481
Add: Topical ketoprofen patch upfront payment	10,000	—
Add: Transdermal sufentanil patch upfront payment	10,000	—
Add: Termination of Lavipharm agreement	—	3,800

Adjusted income before income tax	42,090	70,281
Pro forma income tax	15,767	26,753

Adjusted net income	$26,323	$43,528

Diluted weighted average shares outstanding	132,829	132,720

GAAP diluted earnings per share	$0.10	$0.31
Add: Ketoprofen Patch upfront payment, net of tax	0.05	—
Add: Sufentanil Patch upfront payment, net of tax	0.05	—
Add: Termination of Lavipharm agreement, net of tax	—	0.02

Adjusted diluted earnings per share	$0.20	$0.33

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The following table presents a reconciliation of net income as determined by GAAP to consolidated EBITDA for the three months ended March 31, 2005 and March 31, 2004:

	(Unaudited)
	Three Months Ended
	March 31,
	2005	2004
	(in thousands)
GAAP net income	$13,815	$41,174

Add: Income tax	8,275	25,307

(Less)/Add: Interest (income) expense, net	(1,859)	10

GAAP operating income	20,231	66,491

Add: Depreciation and amortization	3,596	1,827

Add: Topical ketoprofen patch upfront payment	10,000	—

Add: Transdermal sufentanil patch upfront payment	10,000	—

Add: Termination of Lavipharm agreement	—	3,800

Consolidated EBITDA	$43,827	$72,118

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Product Review

Lidoderm®. For the three months ended March 31, 2005, net sales of Lidoderm® were $64.1 million compared with $65.4 million in the same period a year ago. Prescription growth for Lidoderm® was up 41% and dispensed unit growth was up 45% in the first quarter of 2005 versus the comparable 2004 period. The company estimates that prescription demand for Lidoderm® in the first quarter of 2005 was approximately $93 million.

Percocet®. Net sales of Percocet® were $27.4 million for the three months ended March 31, 2005 versus $30.7 million in the same period in 2004 as generic erosion continues to adversely affect the net sales of this product. The company estimates that prescription demand for Percocet® in the first quarter of 2005 was approximately $26 million.

Frova®. Net sales of Frova® were $6.1 million for the three months ended March 31, 2005. The company estimates that prescription demand for Frova® in the 2005 first quarter was approximately $9 million. The company began shipping Frova® upon the closing of the license agreement in mid-August 2004 and commenced its promotional efforts in September 2004. As previously announced, during the first quarter of 2005 the company increased the size of its sales forces and realigned its sales representatives and their management to maximize the product opportunities for both Lidoderm® and Frova®.

DepoDurTM. Although the company made commercial shipments of DepoDurTM to its customers during the fourth quarter of 2004 and throughout the first quarter of 2005, the company has determined that it is not appropriate to recognize net sales for any shipments of this product at this time under accounting principles generally accepted in the United States. Depending on the end-user demand of DepoDurTM going forward, these shipments, which are recorded as deferred revenue of approximately $1.9 million, may be recorded as net sales in future periods.

Other branded products. Combined sales of all other branded products were $2.8 million for the first three months of 2005 compared with $4.4 million comparable period of 2004.

Generic products. For the first quarter, due to increased generic competition with both Endocet® and the company’s morphine sulfate extended-release tablets, net sales from the company’s generic products decreased to $37.3 million in 2005 from $53.0 million in 2004.

Note to Investors

Endo will conduct a conference call with financial analysts to discuss this news release today at 11:00 a.m. ET. Investors and other interested parties may access the conference call by dialing (800) 305-2862 (domestic) or (706) 634-1979 (international). Please dial in 10 minutes prior to the scheduled start time. A replay of the call will be available from April 21, 2005 at 2:00 p.m. ET by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), passcode 5677419, and will run until 12:00 a.m. ET on April 28, 2005.

A simultaneous webcast of the call for interested investors and others may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on April 28, 2005. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

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About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 filed with the SEC on April 30, 2004, as amended. Readers should evaluate any statement in light of these important factors.

(Tables Attached)

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The following tables present Endo’s unaudited net sales for the three months ended March 31, 2005 and March 31, 2004:

Endo Pharmaceuticals Holdings Inc.
Net Sales (unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2005	2004
Lidoderm®	$64,100	$65,356

Percocet®	27,419	30,744

Frova®	6,131	—

Other Brands	2,821	4,350

Total Brands	$100,471	$100,450

Total Generics	$37,283	$53,039

Total Net Sales	$137,754	$153,489

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The following table presents Endo’s consolidated statements of operations for the three months ended March 31, 2005 and March 31, 2004:

Endo Pharmaceuticals Holdings Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2005	2004
NET SALES	$137,754	$153,489

COST OF SALES	29,585	32,873

GROSS PROFIT	108,169	120,616

COSTS AND EXPENSES:

Selling, general and administrative	53,594	38,742
Research and development	30,748	9,756
Depreciation and amortization	3,596	1,827
Loss on disposal of other intangible, including license termination fee of $3,000	—	3,800

OPERATING INCOME	20,231	66,491

INTEREST (INCOME) EXPENSE, Net	(1,859)	10

INCOME BEFORE INCOME TAX	22,090	66,481

INCOME TAX	8,275	25,307

NET INCOME	$13,815	$41,174

NET INCOME PER SHARE:

Basic	$0.10	$0.31

Diluted	$0.10	$0.31

WEIGHTED AVERAGE SHARES:

Basic	131,871	131,779

Diluted	132,829	132,720

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The following table presents the Endo’s unaudited condensed consolidated balance sheet data at March 31, 2005 and December 31, 2004:

Endo Pharmaceuticals Holdings Inc.
Condensed Consolidated Balance Sheet Data (unaudited)
(in thousands)

	March 31,	December 31,
	2005	2004
ASSETS

Cash and cash equivalents	$304,713	$278,034

Accounts receivable, net	128,549	139,039

Inventory	65,839	71,415

Other current assets	73,718	79,089

Total current assets	572,819	567,577

Property and equipment, net	31,199	28,875

Goodwill	181,079	181,079

Other Intangibles, net	110,302	117,258

Note Receivable	45,991	45,047

Other assets	12,058	7,655

TOTAL ASSETS	$953,448	$947,491

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$265,656	$273,248

Other liabilities	16,892	18,293

Total stockholders’ equity	670,900	655,950

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$953,448	$947,491

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The following table presents condensed consolidated cash flow data for the three months ended March 31, 2005 and March 31, 2004:

Endo Pharmaceuticals Holdings Inc.
Condensed Consolidated Cash Flow Data (unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2005	2004
Net cash provided by operating activities	$39,616	$66,961

Net cash used in investing activities	(13,270)	(12,435)

Net cash provided by (used in) financing activities	333	(31)

Net increase in cash and cash equivalents	$26,679	$54,495

Cash and cash equivalents, beginning of period	$278,034	$229,573

Cash and cash equivalents, end of period	$304,713	$284,068

Definition of Consolidated EBITDA:

Endo’s amended and restated credit facility defines Consolidated EBITDA as consolidated net income for the applicable period plus, without duplication and to the extent deducted from revenues in determining consolidated net income for that period, the sum of (a) the aggregate amount of consolidated cash interest expense for the period, (b) the aggregate amount of letter of credit fees paid during the period, (c) the aggregate amount of income tax expense for the period, (d) all amounts attributable to depreciation and amortization for the period, (e) all extraordinary and non-recurring charges during the period (provided that the amount of charges added to consolidated net income pursuant to this clause (e) that are incurred in connection with any transfer of manufacturing operations shall not exceed $10 million during any fiscal year of Endo or $20 million in the aggregate) and (f) all other non-cash charges during the period; and minus, without duplication and to the extent added to revenues in determining consolidated net income for such period, the sum of (i) all extraordinary gains during the period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to Endo and its subsidiaries in accordance with accounting principles generally accepted in the United States.

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